                                                                   Exhibit 10.16

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  MORTGAGE LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of November 16, 1998, between CHASTAIN CAPITAL CORPORATION, a Georgia Corporation (the "Seller") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Purchaser").

                                    RECITALS

                  WHEREAS, the Seller and the Purchaser are parties to the Master Loan and Security Agreement, dated May 15, 1998 (the "Loan Agreement"), whereby the Purchaser made certain loans to the Seller secured by, among other things, first mortgage loans;

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, certain mortgage loans as whole loans (collectively, the "Mortgage Loans") on a servicing-released basis as described herein in order to repay a portion of the outstanding indebtedness of the Seller under the Loan Agreement;

                  WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument which created a lien on a property located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

                  WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance of the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

                  SECTION 1.        DEFINITIONS.

                  The following terms are defined as follows:

                  Affiliate: With respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or

(b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

                  Agreement:  As defined in the heading hereof.

                  Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

                  Closing Date: November 16, 1998.

                  Cut-off Date: November 1, 1998.

                  First Mortgage Loan: A first mortgage loan on one or more multi-family or commercial real estate properties which was originated by the Seller and which first mortgage loan includes, without limitation (i) a Mortgage Note and related Mortgage and (ii) a pledge by the Seller of all right, title and interest of the Seller in and to the Mortgaged Property covered by such Mortgage.

                  Monthly Payment The scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

                  Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on real property securing the Mortgage Note.

                  Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan.

                  Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note.

                  Mortgage Loan: An individual First Mortgage Loan which is the subject of this Agreement, each Mortgage Loan sold and subject to this Agreement being identified on the Mortgage Loan Schedule.

                  Mortgage Loan Documents: The documents pertaining to each Mortgage Loan listed on Exhibit C annexed hereto.

                  Mortgage Loan Schedule: The schedule of Mortgage Loans annexed hereto as Exhibit A.

                  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof.

                  Purchase Price: For each Mortgage Loan, the applicable purchase price listed on Exhibit D attached hereto.

                  Purchaser:  As defined in the heading hereof.

                  Repurchase Price: The Purchase Price of the applicable Mortgage Loan(s) minus any principal paydowns with respect to such Mortgage Loan(s) made between the Closing Date and the date of repurchase as of the date of repurchase, plus accrued and unpaid interest to but not including the date of repurchase.

                  Seller:  As defined in the heading hereof.

                  Servicing File: With respect to each Mortgage Loan the file retained by the Seller consisting of originals of all Mortgage Loan Documents in the Mortgage File, which are not delivered to the Purchaser or the Purchaser's designee on the Closing Date and all other documents, records and other information maintained in the Seller's files with respect to the servicing of such Mortgage Loan.

                  Transfer Date:  As defined in Section 4(b) hereof.

                  SECTION 2.        CONVEYANCE FROM SELLER TO PURCHASER.

                  (a)      Conveyance of Mortgage Loans; Possession of Mortgage
                           Files.

                           (1)      The Seller, simultaneously with the
         execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to (i) the Mortgage Loans and (ii) all rights of the Seller under any and all agreements pursuant to which one or more of the Mortgage Loans were originated by the Seller to the extent assignable.

                           (2) The Purchaser, simultaneously with the execution and delivery of this Agreement, does hereby assume for the benefit of the Seller all of the right, title and interest of the Seller and the Seller's obligations under the Mortgage Loan Documents arising from and after the Closing Date in and to the Mortgage Loans.

                           (3) All rights arising out of the Mortgage Loans including all funds received by the Seller after the Cut-off Date on or in connection with a Mortgage Loan shall be vested in and belong to the Purchaser.

                           (4) The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

                  (b) Possession of Mortgage Loan Documents. On the Closing Date, provided the Seller receives the Purchase Price in accordance with Section 3 hereof, the Seller shall cause the Mortgage Loan Documents for each Mortgage Loan to be delivered to the Purchaser or its designee.

                  SECTION 3.        PURCHASE PRICE.

                  (a) The Purchase Price plus accrued interest on the Mortgage Loans prior to the Cut-Off Date shall be paid on the Closing Date by wire transfer of immediately available federal funds.

                  (b) The Purchaser shall be entitled to (l) all scheduled principal received after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date and (3) all payments of interest on the Mortgage Loans collected on or after the Cut-off Date.

                  (c) If any party hereto receives a payment or collection on or with respect to any Mortgage Loan to which the other party is entitled, the receiving party shall hold such amounts in trust for the other party and promptly remit such payment to the other party.

                  SECTION 4.        SERVICING OF THE MORTGAGE LOANS.

                  (a) The Mortgage Loans are being sold by the Seller to the Purchaser on a servicing-released basis. From and after the Closing Date until servicing of the Mortgage Loans transfers to the Purchaser, the Seller shall service or cause the Mortgage Loans to be serviced for the Purchaser at the will of the Purchaser in accordance with servicing standards consistent with industry standards for mortgage loans similar to the Mortgage Loans. In servicing the Mortgage Loans, the Seller shall comply with all applicable laws, rules and regulations with respect thereto. The Seller shall take no action, and shall not refrain from taking action, which, in either case, (1) would impair the ability of the Purchaser to realize on or enforce the Mortgage Note or the lien of the Mortgage or any other document related thereto or (2) would jeopardize the rights or remedies available to the Purchaser with respect to any Mortgage Loan or otherwise impair the ability of the Purchaser to realize on the Mortgaged Property with respect to such Mortgage Loan.

                  (b) The Seller shall cause the servicing of Mortgage Loans to be transferred to the Purchaser`s designee Dover House Capital on the tenth (10th) Business Day after the Closing Date (the "Transfer Date"). The parties hereto shall reasonably cooperate with each other to effect the transfer of servicing to the Purchaser or its designee. In no event will the transfer of servicing to the Purchaser or its designee occur after the date that is 30 days after the Closing Date.

                  (c) The Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, the failure of the Seller to fulfill in any material respect any of its obligations set forth in this Section 4.

                  (d) Except as otherwise provided in this Agreement or applicable law, the Purchaser shall hold the Seller harmless and indemnify the Seller against all losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses which the Seller may incur or suffer as a result of any claim against the Seller arising out of any action taken, omitted or suffered to be taken by it in good faith pursuant to instructions from the Purchaser or in accordance with Section 4(a) of this Agreement in connection with the servicing of the Mortgage Loans pursuant to Section 4(a) hereof, except where such loss results from the gross negligence, bad faith, fraud, willful misconduct, or violation of law or this Agreement on the part of the Seller, its officers, directors or employees.

                  SECTION 5.        TRANSFER OF SERVICING OF THE MORTGAGE
                                    LOANS.

                  (a) On the Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to, the Mortgage Loans.

                  (b) On or prior to the Transfer Date and provided that the Purchaser has provided to the Seller the notice required under Section 4(b) hereof, the Seller shall, at its sole cost and expense take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

                           (1) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee. The Seller shall provide the Purchaser with copies of all such notices no later than the Transfer Date.

                           (2) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the Transfer Date. The Seller shall provide the Purchaser with copies of all such notices no later than the Transfer Date.

                           (3) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee the Servicing File relating to each Mortgage Loan.

                           (4) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net escrow deposits and suspense balances and all loss draft balances associated with the Mortgage Loans. The Seller shall provide the Purchaser, or its designee, with a statement of escrow deposits and suspense balances and loss draft balances sufficient to enable the Purchaser, or its designee, to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser, or its designee, the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

                           (5) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the Mortgage Loans from the Cut-off Date to the Transfer Date.

                           (6) Mortgage Payments Received After Transfer Date. The amount of any Monthly Payments received by the Seller after the Transfer Date shall be forwarded to the Purchaser within two (2) Business Days following the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser.

                           (7) Misapplied Payments. Misapplied payments shall be processed as follows:

                           (i) All parties shall cooperate in correcting misapplication errors;

                           (ii) The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party and shall make a corrective payment to the other party; and

                           (iii) Any corrective payment made under the provisions of this Section 5(b) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

                           (8) Reconciliation. The Seller shall, on or before the Transfer Date, reconcile principal balances relating to the Mortgage Loans and make any necessary adjustments.

                  SECTION 6.        REPRESENTATIONS, WARRANTIES
                                    AND AGREEMENTS OF SELLER.

                  (a) The Seller, as a condition to the consummation of the transactions contemplated hereby, hereby represents and warrants to the Purchaser that, as of the Closing

Date (i) the Seller is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) the Seller has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized; (iv) this Agreement is the valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law;
(v) the execution, delivery and performance by the Seller of this Agreement do not and will not violate or result in a breach of or default under its organizational documents, any order, judgment or decree to which the Seller is subject or bound, any agreement, instrument, document or contractual obligation to which the Seller is a party or by which the Seller is bound, or any law or regulation; and (vi) the representations and warranties set forth in Exhibit B annexed hereto are true and correct in all material respects.

                  (b)      (1)      It is understood and agreed that the
         representations and warranties set forth in this Section 6 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                           (2) Within 5 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within thirty (30) days following such discovery or notice, the Seller shall, at the Purchaser's option, promptly (but in no event later than the tenth (10th) Business Day immediately following such request by the Purchaser) repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 6(b) shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

                           (3) At the time of repurchase, the Purchaser and the Seller shall reassign the applicable repurchased Mortgage Loan, servicing-released, to the Seller and deliver to the Seller the Mortgage Loan Documents and any other documents held by the Purchaser or its designee relating to the repurchased Mortgage Loan.

                           (4) In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses resulting from any claim, demand, defense or assertion by the Mortgagor against the Purchaser based on or grounded upon a breach by the Seller of its representations and warranties contained in this Agreement.

                  SECTION 7.        CLOSING.

                  The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. At the Seller's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

                  SECTION 8.        COSTS.

                  The Seller shall pay the reasonable legal fees and expenses of the Purchaser and all reasonable costs and expenses associated with the negotiation, preparation, execution and delivery of this Agreement. The out-of-pocket costs and expenses of the Seller incurred in connection with the transfer of the Mortgage Loans (other than expenses incurred or payable by the Purchaser) and the Seller's attorney's fees, shall be paid by the Seller. The Seller shall prepare an Assignment of Mortgage for each Mortgage Loan and pay the recording fees associated with the first recording of each such Assignment of Mortgage to the Purchaser or its designee on or after the Closing Date. The Purchaser shall prepare and pay the recording fees associated with any subsequent Assignment of Mortgage.

                  SECTION 9.        NOTICES.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address set forth below the signature of such party attached hereto or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  SECTION 10.       SEVERABILITY CLAUSE.

                  Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  SECTION 11.       COUNTERPARTS.

                  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  SECTION 12.       PLACE OF DELIVERY AND GOVERNING LAW.

                  THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE SELLER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

                  SECTION 13.       FURTHER AGREEMENTS.

                  The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  SECTION 14.       SUCCESSORS AND ASSIGNS;
                                    ASSIGNMENT OF PURCHASE AGREEMENT.

                  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement may not be assigned by the Seller without the prior written consent of the Purchaser. This Agreement may not be assigned by the Purchaser, other than to any Affiliate of the Purchaser, without the prior written consent of the Seller; provided, that the Purchaser may only assign this Agreement in connection with a sale of the Mortgage Loans.

                  SECTION 15.       WAIVERS; OTHER AGREEMENTS.

                  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  SECTION 16.       LIMITATION ON LIABILITIES.

Notwithstanding anything to the contrary contained herein, the Purchaser shall not have recourse with respect to, waives any and all claims it may have against (including, without limitation, under O.C.G.A. ss.14-2-1407(e), and no monetary judgment shall be sought or enforced against, any officer, director, employee, Affiliate or shareholder of the Seller for the performance or payment of any indemnity or other obligation or covenant of the Seller under this Agreement at any time (including, without limitation, and notwithstanding any provision therefor under applicable law, from and after the date of the liquidation or dissolution of the Seller and the distribution of all or substantially all of the assets of the Seller to the shareholders without provision for the satisfaction of any such obligation or covenant other than for claims which have theretofore been asserted by the Purchaser against the Seller) and the Purchaser consents to the distribution of the assets of the Seller to its shareholders upon any dissolution of the Seller without the Seller making provision for any such obligation or covenant other than for claims which have theretofore been asserted by the Purchaser against the Seller.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                   CHASTAIN CAPITAL CORPORATION
                                   as Seller



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   Address of Seller:

                                   Chastain Capital Corporation
                                   3424 Peachtree Road, NE, Suite 800
                                   Atlanta, Georgia  30326
                                   Attention: Mr. Rufus Chambers
                                   Telecopier No.: (404) 848-8929
                                   Telephone No.: (404) 848-8664

                                   With a copy to:

                                   King & Spalding
                                   191 Peachtree Street
                                   Atlanta, Georgia  30303-1763
                                   Attention: Mr. John J. Kelley, III
                                   Telecopier No.: (404) 572-4600
                                   Telephone No: (404) 572-5100

                                   MORGAN GUARANTY TRUST COMPANY OF
                                   NEW YORK
                                   as Purchaser



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   Address of Purchaser:

                                   60 Wall Street, 18th Floor
                                   New York, NY 10260
                                   Attention: Mr. Clive Bull
                                   Telecopier No.: (212) 648-5138
                                   Telephone No.: (212) 648-9496

                                   With a Copy to:

                                   Attention:  General Counsel
                                   Telecopier No.: (212) 648-5968
                                   Telephone No.: (212) 648-9344

                                   EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                [TO BE EXPANDED]

         1.       330 Whitney
         2.       Hampton Inn
         3.       3211 Scott
         4.       Eckerd
         5.       Hollywood Video

                                   EXHIBIT B

                                     PART 1

            Representations And Warranties: Re: First Mortgage Loans

                  Certain defined terms used herein and not otherwise defined in the Agreement appear in Part II to this Exhibit B.

                  The Seller hereby represents and warrants as of the Closing Date, with respect to each First Mortgage Loan sold by it to the Purchaser, as follows:

                  (a) The information set forth in the Mortgage Loan Schedule as to the First Mortgage Loan is complete, true and correct in all material respects.

                  (b) Subject to the prior pledge and sale thereof to the Purchaser, the Seller is the sole owner and holder of the First Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such First Mortgage Loan free and clear of any interest or claim of a third party.

                  (c) The First Mortgage Loan has not been since the date of origination by the Seller, and currently is not, thirty (30) or more days delinquent, and the Mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, or deposit with the Seller pursuant to such Mortgage Loan amounts to be maintained as taxes, insurance premiums and other required reserves or escrows as required by the terms of the applicable Mortgage Loan Documents.

                  (d) The Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the First Mortgage Loan.

                  (e) The Mortgage Loan Documents have been duly and properly executed, and the Mortgage Loan Documents are legal, valid and binding obligations of the Mortgagor, and their terms are enforceable against the Mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity.

                  (f) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies, insuring the Seller, its successors and assigns, as to the first priority lien of the

                           Mortgage as of the date of the origination of such Mortgage Loan in the original principal amount of the related First Mortgage Loan after all advances of principal, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of the Seller, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property and (iii) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of the Seller, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the Mortgagor's ability to pay its obligations when they become due or with the value of the related Mortgaged Property (or if a title insurance policy has not yet been issued in respect of the First Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the First Mortgage
                           Loan). To the actual knowledge of the Seller, no material claims have been made under such title policy.

                  (g) As of the date of origination of the First Mortgage Loan there were no, and to the best knowledge of the Seller there are no, mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy.

                  (h) As of the closing and initial funding of the Mortgage Loan (except as otherwise disclosed to the Purchaser in the case of the Mortgage Loan known as 3211 Scott), each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage Loan Documents, in an amount not less than the lesser of the insurable value of the Mortgaged Property and the principal balance of the Mortgage Loan; each Mortgaged Property was also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and the Mortgage Loan Documents obligate the Mortgagor to maintain all such insurance and, upon the Mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor.

                  (i) As of the most recent date of inspection of each Mortgaged Property by the Seller, based solely on the Seller's review of the report prepared by the engineer who inspected the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements with respect to the First Mortgage Loan (which report indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to such Mortgaged Property, as well as the estimated cost of such items and improvements and the most recent visual inspection (as described in (r) below) of the Mortgaged Property), no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the First Mortgage Loan and is in good repair. The Seller has neither received notice, nor is otherwise actually aware, of any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the Mortgagor's ability to perform its obligations under its related First Mortgage Loan.

                  (j) To the Seller's best knowledge, after review of compliance confirmations from applicable municipalities, surveys and/or title insurance endorsements, none of the improvements included for the purpose of determining the Appraised Value of each Mortgaged Property (except Mortgaged Properties which have legal non-conforming uses and except for immaterial encroachments or where the same is covered by title insurance policy endorsement and except as otherwise disclosed to the Purchaser with respect to the height violation in respect of the Mortgaged Property known as 330 Whitney) at the time of the origination of the First Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the First Mortgage Loan and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added (except legal non-conforming uses).

                  (k) The First Mortgage Loan does not violate applicable usury laws.

                  (l) Since the date of origination of the First Mortgage Loan, the terms of the First Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the Mortgage Loan Schedule and which are evidenced by documents in the Mortgage File delivered to the Purchaser) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner.

                  (m) All applicable Mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the First Mortgage Loan for payment upon the initial closing of the Mortgage Loan and the recordation of the relevant Mortgage Loan Documents.

                  (n) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, subject only to those exceptions described in clause (f) above. To the Seller's knowledge no person other than the relevant Mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (f) above.

                  (o) Each Mortgage, was duly recorded, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (f) above.

                  (p) The Seller has not taken any action, nor does the Seller have any knowledge that the Mortgagor has taken any action, that would cause the representations and warranties made by the Mortgagor in the Mortgage Loan Documents not to be true in any material respect.

                  (q) The proceeds of the First Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, except as provided in the Mortgage Loan Documents with respect to escrows and reserves for deferred maintenance, capital repairs and debt service. Except for the escrows and disbursements therefrom as contemplated by the Mortgage Loan Documents which have not been disbursed to the Mortgagor, any Mortgagor requirements for on or off-site improvements as to disbursement of any escrow funds therefor have been complied with.

                  (r) The Seller has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof.

                  (s) The First Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, except with respect to those First Mortgage Loans that provide for deferred interest.

                  (t) The First Mortgage Loan is a whole loan and contains no equity participation by the Seller.

                  (u) To the best knowledge of the Seller, no fraudulent acts were committed by the Seller in connection with the origination process of the First Mortgage Loan.

                  (v) All taxes and governmental assessments that prior to the date of origination of the First Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the First Mortgage Loan.

                  (w) To the best knowledge of the Seller, there is no material and uncured default, breach by the Mortgagor, violation or event of acceleration existing under any of the Mortgage Loan Documents and the Seller has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach by the Mortgagor, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing.

                  (x) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Mortgagor which would materially interfere with such right to foreclosure.

                  (y) With respect to each Mortgaged Property (other than the Mortgaged Property known as Eckerd), a Phase I environmental report and, in certain cases where warranted, a Phase II environmental report or an update to such Phase I report was conducted for the Seller by a licensed qualified engineer prior to the initial funding of the Mortgage Loan. The Seller has reviewed each such report and update. The Seller, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting the related Mortgaged Property that was not disclosed in the related report and/or update. The Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. The Seller has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards.

                  (z) The Mortgage Loan Documents contain provisions for the acceleration of the payment of the unpaid principal balance of the First Mortgage Loan if (i) the Mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or
                           (ii) any direct or indirect interest in Mortgagor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Mortgage Loan Documents.

                  (aa) To the Seller's knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Mortgagor or any Mortgaged Property, the adverse outcome of which could materially and adversely affect the Mortgagor's performance of its obligations under the Mortgage Loan Documents.

                  (bb) The origination practices of the Seller have been in all respects legal, proper and prudent and have met customary industry standards, except to the extent that, in connection with its origination, such standards were modified by the Seller in its reasonable discretion.

                  (cc) If any Mortgaged Property is subject to any leases (other than any Ground Lease referred to in (ii) below), to the best of the Seller's knowledge, the Mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and Assignment of Leases, Rents and Profits, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (f) hereof and applicable law;

                  (dd) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the First Mortgage Loan;

                  (ee) The Mortgage Loan Documents provide that any insurance proceeds in respect of a casualty loss or taking (other than business interruption/rental interruption proceeds) are to be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the Mortgage Loan Documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the First Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration;

                  (ff) Either (a) no improvements located on a Mortgaged Property are located in a federally-designated special flood hazard area as defined by the Federal Insurance Administration or, (b) the Mortgagor is required under the Mortgage Loan Documents to maintain, or the Seller has the right, at Mortgagor's expense to maintain, flood insurance with respect to such improvements in an amount representing coverage not less than the least of (1) the outstanding principal balance of the First Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended;

                  (gg) With respect to any Mortgage which is secured in whole or in part by the interest of a Mortgagor as a lessee under a Ground Lease and based upon the terms of the Ground Lease or an estoppel letter from the ground lessor the following apply to such Ground
                           Lease:

                  (A)               The Ground Lease or a memorandum thereof
                           has been duly recorded, the Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan Documents delivered to the Purchaser.

                  (B)               The Ground Lease is not subject to any
                           liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any exceptions described in clause (f) hereof.

                  (C)               The Seller's interest in the Ground Lease
                           is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

                  (D)               To the best of the Seller's knowledge, as
                           of the Origination Date of the First Mortgage Loan, the Ground Lease was in full force and effect and no material default had occurred under the ground lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease. No notice of default under the Ground Lease has been received by the Seller.

                  (E)               The Ground Lease requires the lessor
                           thereunder to give notice of any default by the lessee to the mortgagee; and the Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the Ground Lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such Ground Lease or estoppel letter.

                  (F)               The mortgagee is permitted a reasonable
                           opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any default under the Ground Lease which is curable after the receipt of notice of any default, before the lessor thereunder may terminate the Ground Lease.

                  (G)               The Ground Lease either (i) has a term
                           which extends not less than ten (10) years beyond the maturity date of the related First Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds not less than ten (10) years beyond the maturity date of the related First Mortgage Loan.

                  (H)               The ground lease requires the lessor to
                           enter into a new lease with the mortgagee having substantially similar terms as the old lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults to the extent they are curable and succeeds to the interest of the Mortgagor.

                  (I)               Under the terms of the Ground Lease and the
                           related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the First Mortgage Loan together with any accrued interest thereon.

                  (J) Such Ground Lease does not impose any material restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor.

                  (K)               Either the Ground Lease or the related
                           Mortgage contains the Seller's covenant that such Ground Lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee.

                  (L) Either the Ground Lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted in the absence of an uncured default under the Ground Lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

                  (hh)     (i)      the First Mortgage Loan is directly secured
                           by a Mortgage on a commercial real property, and
                           (ii) the principal amount of the First Mortgage Loan was equal to or less than 80% of the fair market value of such real property, as evidenced by an appraisal conducted within 12 months of the origination of the First Mortgage Loan, or as determined by the Seller based on market studies and pursuant to its underwriting standards at origination (or if the First Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Internal Revenue Code of 1986, as may be amended from time to time, at a time when the First Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification).

                  (ii) To the best knowledge of the Seller, certificates of occupancy, where required, have been issued with respect to the Mortgaged Property.

                  (jj) Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the First Mortgage Loan pursuant to the Mortgage Loan Documents have been funded and all such escrow accounts required to have been funded as of the Funding Date (taking into account any applicable notice and grace period) have been funded.

                  (kk) The related Assignment of Mortgage being delivered by the Seller to the Purchaser on the Closing Date constitutes a legal, valid and binding assignment of the related Mortgage to the Purchaser, and the related Reassignment of Assignment of Leases, Rents and Profits, if any, constitutes a legal, valid and binding assignment thereof to the Purchaser.

                  (ll) The related Note is not, and has not been since the date of origination of the First Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases, Rents and Profits and any related security agreement and escrow agreement and any other collateral being transferred to the Purchaser hereunder; the security for the First

                           Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon and any other collateral pledged or given as part of the Mortgage Loan Documents being assigned to the Purchaser hereunder; and such Mortgaged Property or Properties do not secure any First Mortgage Loan other than the First Mortgage Loan being transferred and assigned to the Purchaser hereunder (except for First Mortgage Loans, if any, which are cross-collateralized with other First Mortgage Loans being conveyed to the Purchaser or subsequent transferee hereunder and identified on the Mortgage Loan Schedule).

                  (mm) To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable Mortgage Loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

                  (nn) With respect to each First Mortgage Loan with a principal balance greater than or equal to $5,000,000 The Mortgagor is an entity whose organizational documents provide that it is, and at least so long as the First Mortgage Loan is outstanding will continue to be, a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person).

                  (oo) No Lien securing Indebtedness (other than said First Mortgage Loan) encumbers the related Mortgaged Property.

                                    PART II

                                 Defined Terms

                  In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Exhibit
B:

                  ALTA means the American Land Title Association.

                  Appraised Value shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  Ground Lease means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee's interest in which is held by the Mortgagor of the related Mortgage Loan.

                  Indebtedness shall mean, for any Person at any date, without duplication, (a) all then outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other then outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all then outstanding obligations of such Person under financing leases, (d) all then outstanding obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all then outstanding liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  Origination Date shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Seller with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

                  The term "to Seller's knowledge," means that Seller reasonably believes, with respect to any representation and warranty so qualified, such representation and warranty to be true, and has no actual knowledge or notice that such representation and warranty is inaccurate or incomplete, without any independent investigation, but that Seller has no knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.

                  The term "to the best of Seller's knowledge," means, with respect to any representation and warranty so qualified, that to Seller's knowledge, such representation and warranty is not incomplete or inaccurate and Seller has conducted a reasonable inquiry to assure the accuracy and completeness of the representation and warranty in question.

                                   EXHIBIT C

                            MORTGAGE LOAN DOCUMENTS

         With respect to each Mortgage Loan:

                  (i) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________ without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

                  (ii) The original of the guarantee executed in connection with the Mortgage Note (if any).

                  (iii) The original Mortgage with evidence of recording thereon, or a copy thereof together with an Officer's Certificate of the Seller or an Authorized Settlement Agent certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                  (iv) The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an Officer's Certificate of the Seller or an Authorized Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                  (v) The original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

                  (vi) The originals of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof together with an Officer's Certificate of the Seller or an Authorized Settlement Agent certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                  (vii) The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same.

                  (viii) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

                  (ix) he original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an Officer's Certificate of the Seller or an Authorized Settlement Agent certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                  (x) The original assignment of assignment of leases and rents, if any, from the Seller in blank, in form and substance acceptable for recording.

                  (xi) A copy of the UCC-1 Financing Statements, certified as true and correct by the Seller, and all necessary UCC-3 Continuation Statements with evidence of filing thereon or copies thereof certified by the Seller or an Authorized Settlement Agent to have been sent for filing, and UCC-3 Assignments executed by the Seller in blank, which UCC-3 Assignments shall be in form and substance acceptable for filing.

                  (xii)    An environmental indemnity agreement (if any).

                  (xii)    An omnibus assignment in blank (if any).

                  (xiii) A disbursement letter from the Mortgagor to the original mortgagee (if any).

                  (xiv)    Mortgagor's certificate or title affidavit (if any).

                  (xv)     A survey of the Mortgaged Property (if any).

                  (xvi) A copy of the Mortgagor's Opinion of Counsel (if any).

                                                                      EXHIBIT D

                                 PURCHASE PRICE


         Mortgage Loan              Principal Amount           Purchase Price %           Total
         -------------              ----------------           ----------------           -----





                                      -15-